Exhibit 10.1.2

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE ("Amendment") dated for reference purposes as of May 31, 2011, is by and between LBA/MET PARTNERS II – COMPANY II, LLC, a Delaware limited liability company ("Landlord"), on the one hand, and E.DIGITAL CORPORATION, a California corporation ("Tenant"), on the other hand.

RECITALS:

A.           Landlord and Tenant are parties to that certain Multi-Tenant Industrial Lease dated as of March 3, 2006 (the "Original Lease"), by and between LBA Industrial Fund – Holding Co. II, Inc., a Delaware corporation, and Innsbruck Holdings, L.P. (collectively, "LBA/Innsbruck"), as landlord, and Tenant, as tenant, as amended by that certain First Amendment to Lease dated as of May 31, 2006 (the "First Amendment") (the Original Lease, as previously amended by the First Amendment, is hereafter, the "Lease").  Pursuant to the Lease, Tenant currently leases from Landlord those certain premises comprised of approximately 4,838 rentable square feet of space (the "Premises") within the development known as West Bernardo Business Park (the "Project") located at 16770 West Bernardo Drive, San Diego, California, and more particularly described in the Lease.  Landlord has succeeded to LBA/Innsbruck's interests as landlord under the Lease.

B.           Defined terms which are used in this Amendment without definition have the meanings given to them in the Lease.

C.           The Term of the Lease is scheduled to expire July 31, 2011.  The parties desire to extend the Term upon the terms and conditions hereinafter set forth and to amend the Lease accordingly.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Extended Term.  Landlord and Tenant agree that the Term is hereby extended for nine (9) additional months (the "Extended Term"), effective as of August 1, 2011 (the "Extended Term Commencement Date") and expiring on April 30, 2012.  No such extension shall operate to release Tenant from liability for any amounts owed or defaults which exist under the Lease prior to the Extended Term Commencement Date.

2.           Basic Rent.  Effective as of August 1, 2011, Tenant shall pay to Landlord in advance on the first (1st) day of each calendar month during the Extended Term, Basic Rent in the amount of Six Thousand Five Hundred Thirty-Four and 25/100ths Dollars ($6,534.25).

3.           Additional Rent.  During the Extended Term, Tenant shall remain liable for payment of Tenant's Share of Operating Expenses in accordance with Sections 1.6 and 4.4 of the Original Lease.  Tenant shall make such payments to Landlord in advance on the first (1st) day of each calendar month concurrently with Tenant's monthly payments of Basic Rent under the Lease as amended hereby (the "Amended Lease").

4.           Condition of Premises.  Notwithstanding anything to the contrary in the Lease, Landlord shall not be obligated to refurbish or improve the Premises in any manner whatsoever, or to otherwise provide funds for the improvement of the Premises in conjunction with the Extended Term, and Tenant hereby accepts the Premises "AS-IS".

5.           Broker.  Landlord and Tenant each represent and warrant to the other that it is not aware of any brokers or finders who may claim a fee or commission in connection with the consummation of the transactions contemplated by this Amendment other than LBA Realty representing Landlord.  If any other claims for brokers' or finders' fees in connection with the transactions contemplated by this Amendment arise, then Tenant agrees to indemnify, protect, hold harmless and defend Landlord (with counsel satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant, and Landlord agrees to indemnify, protect, hold harmless and defend Tenant (with counsel satisfactory to Tenant) if such claims are based upon any statement, representation or agreement made by Landlord.

6.           No Other Modification.  The parties agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment.  To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one in the same Amendment.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have each executed this Amendment as of the date first set forth above.

TENANT:

E.DIGITAL CORPORATION,
a California corporation

By: /s/ Fred Falk
Print Name: Fred Falk
Print Title: President & CEO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LANDLORD:

LBA/MET PARTNERS II-COMPANY II, LLC,
a Delaware limited liability company

By:	LBA/Met Partners II, LLC,
a Delaware limited liability company,
its sole Member and Manager

	By:	LBA Industrial Properties, Inc.,
a Delaware corporation,
its Managing Member

By: /s/ Catherine M. Elias
Name: Catherine M. Elias
Its: Regional Operations Manager

For LBA Office Use Only:  Prepared & Reviewed by:  _______________________________